UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34682	27-1449820
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Prospect Ave.
 Helena, MT 59601
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EBMT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2026, Eagle Bancorp Montana, Inc. (the “Company”), the holding company of Opportunity Bank of Montana (the “Bank”), appointed P. Darryl Rensmon, its President, to the Board of Directors effective June 1, 2026.

There were no arrangements or understandings between Mr. Rensmon and any other person pursuant to which he was appointed as a director, and there have been no transactions since the beginning of the Company’s last two fiscal years, nor are there any currently proposed transactions, regarding Mr. Rensmon that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no family relationships between Mr. Rensmon and any other director or executive officer. It is not anticipated that Mr. Rensmon will be appointed to any committees of the Board of Directors.

On July 15, 2026, Maureen J. Rude notified the Company’s Board of Directors of her decision to resign, for personal reasons, from the Company’s Board and the Board of Directors of the Bank, effective immediately. Her term was scheduled to expire at the Company's 2028 Annual Meeting of Stockholders. Ms. Rude’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operation, policies or practices.

The Board and the Company are grateful for Ms. Rude’s dedication and contributions to the Company during her tenure as director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

Date: July 17, 2026	By:	/s/ Laura F. Clark
Laura F. Clark
Chief Executive Officer

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